UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2019

SJW Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8966	77-0066628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On September 27, 2019, the Maine Public Utilities Commission (the “MPUC”) issued a formal notice setting the agenda for the MPUC’s open meeting scheduled for October 4, 2019. The agenda indicates that at the October 4, 2019 meeting the MPUC Commissioners (the “Commissioners”) expect to vote on whether to approve the indirect acquisition (the “Transaction”) of Maine Water Company by SJW Group pursuant to the terms of the Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 5, 2018, by and among SJW Group, Hydro Sub, Inc., a Connecticut corporation and a subsidiary of SJW Group, and Connecticut Water Service, Inc., (“CTWS”) a Connecticut corporation and the parent of Maine Water Company.

If the Commissioners vote to approve the Transaction, such vote will lead to the issuance of an approval order. This written order could be issued within a few business days after the vote. SJW Group and CTWS intend to close their merger pursuant to the Merger Agreement within three business days after the issuance of the MPUC’s written order. There can be no assurances that (i) the vote on whether or not to approve the Transaction will remain on the Commissioners’ agenda for the October 4, 2019 meeting, (ii) the Commissioners will vote to approve the Transaction at the October 4, 2019 meeting or at all or (iii) the MPUC will issue a written order on the expected timeline.

Forward Looking Statements

This Current Report on Form 8-k contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the Transaction are not satisfied; (2) the risk that the approval of the Maine Public Utilities Commission required for the Transaction is not obtained at all, or if obtained, is not on the terms expected or on the anticipated schedule; (3) the risk that the California Public Utilities Commission’s (“CPUC”) investigation of the Transaction may cause delays in or otherwise adversely affect the Transaction and that SJW may be required to consummate the Transaction prior to the CPUC’s issuance of an order with respect to its investigation; (4) the effect of water, utility, environmental and other governmental policies and regulations; (5) litigation relating to the Transaction; (6) the ability of each party to meet expectations regarding timing, completion and accounting and tax treatments of the Transaction; (7) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the Transaction; (8) changes in demand for water and other products and services; (9) unanticipated weather conditions; (10) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect the facilities, operations, financial condition, results of operations and reputation of CTWS or SJW; (11) risks that the Transaction disrupts the current plans and operations of CTWS or SJW; (12) potential difficulties by CTWS or SJW in employee retention as a result of the Transaction; (13) unexpected costs, charges or expenses resulting from the Transaction; (14) the effect of the announcement or pendency of the Transaction on business relationships, operating results, and business generally, including, without limitation, competitive responses to the Transaction; (15) risks related to diverting management’s attention from ongoing business operations of CTWS or the SJW; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to SJW’s overall business, including those more fully described in its filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and to CTWS’s overall business, including those more fully described in its filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and none of SJW or its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: September 27, 2019	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer